UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2011

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 16, 2011, the Board of Directors of ConAgra Foods, Inc. (the "Company") authorized a plan, primarily related to its Consumer Foods segment, designed to optimize the Company’s manufacturing and distribution networks. The plan consists of projects that will involve, among other things, the exit of certain manufacturing facilities, the disposal of underutilized manufacturing assets, and actions designed to optimize the Company’s distribution network. The plan is expected to be implemented over an 18 month period and is intended to improve the efficiency of the Company’s manufacturing operations and reduce costs.

In connection with the plan, the Company currently estimates it will incur aggregate pre- tax costs of approximately $65 million, including approximately $25 million of cash charges. The Company intends to treat these charges as items impacting comparability of results and they will therefore not impact the Company’s annual or long-term financial guidance.

The Company’s current estimate of accounting charges for the plan is as follows:

Type of Cost:
Asset impairment: $23 million
Accelerated depreciation: $15 million
Severance and other site closure related costs: $27 million
Total: Approximately $65 million

Item 2.06 Material Impairments.

As part of the plan described in Item 2.05 above (and as noted in the table included therein), the Company expects to incur pre-tax, non-cash, impairment charges of approximately $23 million.

Note on Forward-looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the estimated accounting and impairment charges in connection with the plan. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility for updating these statements. Readers of this Form 8-K should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, availability and prices of raw materials; the impact of the accident at the Garner, North Carolina manufacturing facility, including the ultimate costs incurred and the amounts received under insurance policies; the effectiveness of the company’s product pricing; future economic circumstances; industry conditions; the company’s ability to execute its operating and network optimization plans; the success of the company’s innovation, marketing, and cost-savings initiatives; the amount and timing of repurchases of the company’s common stock, if any; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of the company’s product recalls; access to capital; actions of governments and regulatory factors affecting the company’s businesses, including the Patient Protection and Affordable Care Act; and other risks described in the company’s reports filed with the Securities and Exchange Commission. Specifically, all of the charges in this Form 8-K are estimates and are therefore subject to change. Factors that could cause actual results to differ materially from these estimates include, but are not limited to: the timing of exiting the affected facilities; amounts for non-cash charges relating to property, plant and equipment that differ from the original estimates because of the ultimate fair market value of such property, plant and equipment; and the success of our cost savings measures. The company cautions readers not to place undue reliance on any forward-looking statements included in this Form 8-K, which speak only as of the date made.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

February 22, 2011	By:	/s/ Colleen Batcheler

Name: Colleen Batcheler
Title: Executive Vice President, General Counsel and Corporate Secretary